QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99(e)

Certification under Rule 466

        The depositary, JPMorgan Chase Bank, represents and certifies the following:

        (1)   That it previously had filed a registration statement on Form F-6 (Banco Santander Central Hispano, S.A., 333-7936) that the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

        (2)   That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

JPMORGAN CHASE BANK, as Depositary
By	/s/ JOSEPH M. LEINHAUSER Name: Joseph M. Leinhauser Title: Vice President

QuickLinks

  Exhibit 99(e)
Certification under Rule 466